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                                                                      EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three and six month periods ended June 30, 2000 and 1999.

                                                 Basic             Diluted
                                                 Earnings          Earnings
                                                 Per Share         Per Share
                                                 ---------         ---------
                                                   (amounts in thousands,
                                                   except per share data)
For the three months ended June 30, 2000:
 Net income                                        $ 5,196            5,196
                                                   =======           ======

  Weighted average number of common
  shares outstanding                                13,739           13,739
 Common share equivalents resulting
  from dilutive stock options                            -              103
                                                   -------           ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                13,739           13,842
                                                   =======           ======

 Net income per common share                       $  0.38             0.38
                                                   =======           ======



For the three months ended June 30, 1999:
 Net income                                        $ 4,552            4,552
                                                   =======           ======

 Weighted average number of common
  shares outstanding                                13,509           13,509
 Common share equivalents resulting
  from dilutive stock options                            -              104
                                                   -------           ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                13,509           13,613
                                                   =======           ======

 Net income per common share                       $  0.34             0.33
                                                   =======           ======

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
                                                 Basic             Diluted
                                                 Earnings          Earnings
                                                 Per Share         Per Share
                                                 ---------         ---------
                                                   (amounts in thousands,
                                                   except per share data)
For the six months ended June 30, 2000:
 Net income                                        $10,225           10,225
                                                   =======           ======

  Weighted average number of common
  shares outstanding                                13,672           13,672
 Common share equivalents resulting
  from dilutive stock options                            -              142
                                                   -------           ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                13,672           13,814
                                                   =======           ======

 Net income per common share                       $  0.75             0.74
                                                   =======           ======



For the six months ended June 30, 1999:
 Net income                                        $ 8,622            8,622
                                                   =======           ======

 Weighted average number of common
  shares outstanding                                13,501           13,501
Common share equivalents resulting
  from dilutive stock options                            -              121
                                                   -------           ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                13,501           13,622
                                                   =======           ======

 Net income per common share                       $  0.64             0.63
                                                   =======           ======
